FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) or the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 30, 1999


                               RIMAGE CORPORATION
             (Exact name of Registrant as specified in its charter)


          Minnesota                      0-20728                 41-1577970
          ---------                      -------                 ----------
(State or other jurisdiction           (Commission            (I.R.S. Employer
      of incorporation)                File Number)          Identification No.)


                  7725 Washington Avenue South, Edina, MN 55439
                  ---------------------------------------------
           (Address of principal executive offices including zip code)


       Registrant's telephone number, including area code: (612) 944-8144

                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

On June 30, 1999, Rimage Corporation ("Rimage") completed the sale of the inventory, fixed assets and intangible assets of its Boulder, Colorado based Services Divison to Advanced Duplication Services, Inc. ("ADS") for a sales price of approximately $2.1 million in cash. This services operation had revenues of approximately $1.1 million and net operating earnings of $144,000 during the three months ended March 31, 1999. Rimage will record a pretax gain of approximately $800,000 on the sale of the assets in the quarter ending June 30, 1999.

Rimage Corporation is a leading provider of digital publishing and duplication systems for CD-R media.

Item 7. Financial Statements.

        (a)  Financial Statements.

              Not applicable

        (b)  Pro Forma Financial Information:

              Not applicable

        (c)  Exhibits.

              10.1 Asset Purchase Agreement dated as of June 30, 1999 by and between Rimage and ADS.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                               RIMAGE CORPORATION



   By /s/ Bernard P. Aldrich                       By /s/ Robert M. Wolf
      ----------------------                          ------------------
          Bernard P. Aldrich, Director, Chief             Robert M. Wolf
          Executive Officer, and President                    Controller


Dated: July 12, 1999